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                                                                   EXHIBIT 10.65


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, made this 15th day of February, 1991, by and between Simplicity Holdings, Inc., a Delaware corporation ("Holdings") and Louis S. Oltman ("Oltman").

                              W I T N E S S E T H:

         WHEREAS, Holdings is the owner of all the capital stock of Simplicity Pattern Co. Inc., a Delaware corporation ("Pattern"), and desires to assure itself and Pattern of the services of Oltman; and

         WHEREAS, Oltman is willing to make his services available on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, IT IS AGREED:

         1. Employment. Holdings hereby employs Oltman and Oltman hereby accepts employment with Holdings on the terms and conditions set forth in this Agreement. The effective date of this Agreement (the "Effective Date") shall be February 15, 1991.

         2. Term. The term of Oltman's employment hereunder (the "Employment Period") shall commence on the Effective Date and shall continue for three years from such later date unless earlier terminated pursuant to Section 6 hereof.

         3. Duties. Oltman shall serve as the Senior Vice President - Sales of Holdings and Pattern (hereinafter collectively referred to as the "Simplicity Companies") and shall, under the direction of the respective Boards of Directors thereof, faithfully and to the best of his ability perform the duties appropriate to said office as assigned by the Boards of Directors of the Simplicity Companies from time to time. Oltman shall devote his entire working time, energy, and skills to such employment while so employed.

         4. Compensation. Oltman's compensation for the services performed under this Agreement shall be as follows:

         (a) Base Salary. Oltman shall receive a base salary ("Base Salary") aggregating One Hundred Forty Five Thousand Dollars ($145,000) per year, payable in regular and equal semi-monthly installments. The Base Salary shall be reviewed annually by the Board of Directors of Holdings or the Simplicity Capital Corporation Compensation Committee and may be increased to adequately reflect the scope and success of the Simplicity Companies' operations.


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         (b)      Incentive Compensation. In addition to the Base Salary, Oltman shall be eligible to earn incentive compensation ("Incentive Compensation") as a participant in Holding's incentive compensation plan ("Incentive Compensation Plan") as approved by the Holdings' Board of Directors and in effect from time to time.

         5.       Fringe Benefits.

         (a) Generally. Without limiting any other provision, Oltman shall be entitled to the executive fringe benefits described on the Schedule of Benefits attached hereto as Exhibit A.

         (b) Vacation. Oltman shall be entitled to four weeks of paid vacation annually. Oltman shall, in his reasonable discretion, determine the time and intervals of such vacation.

         (c) Reimbursement for Reasonable Business Expenses. Holdings shall reimburse Oltman for reasonable expenses incurred by him in connection with the performance of his duties pursuant to this Agreement including, but not limited to, entertainment expenses, travel expenses, expenses in connection with seminars, professional conventions or similar professional functions, and other reasonable business expenses.

         (d) Automobile. During the Employment Period, Holdings shall cause Pattern to pay Oltman an annual automobile allowance of $550 per month, payable in regular and equal semi-monthly installments subject to such reductions as may be required by law.

         (e) Management Benefit Plan. Oltman shall be entitled to participate in the Management Benefit Plan of Holdings' parent, Simplicity Capital Corporation ("Capital"), and shall receive such benefits thereunder as may be determined by Capital's Board of Directors or the appropriate committee thereof.

         6.       Termination of Employment.

         (a) Termination for Cause. Holdings shall be entitled to terminate Oltman's employment at any time for Cause ("Termination for Cause") upon not less than 60 days' written notice to Oltman specifying the cause and the date of termination. For the purposes of this Paragraph 6(a) and of Paragraph 6(b) hereof, "Cause" shall mean that Oltman was terminated for: gross negligence or willful misconduct; willfully ceasing to perform normal and customary duties for an extended period for any reason other than death or disability; fraud or embezzlement in the course of employment; intentional disclosure of confidential information; willfully engaging in competition or purposely aiding a competitor of Holdings, Pattern, or any of Pattern's subsidiaries; misappropriation of a material opportunity of Holdings, Pattern, or any of Pattern's subsidiaries; the commission or conviction of a felony, or the entering of a plea of nolo contendre in response to an indictment for a felony; or the commission or conviction of any crime involving moral turpitude; or any willful misrepresentation to any stockholder, officer, or director of Holdings, Pattern, or any of Pattern's subsidiaries. No action by Oltman shall be deemed willful unless done in bad faith without reasonable belief that such action is in the best interests of the Simplicity Companies.


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         In the event of Termination for Cause, Holdings shall pay Oltman his
Base Salary, Oltman shall be entitled to receive his vested rights in all pension and retirement plan benefits, and Oltman shall receive the benefits described in Exhibit A to this Agreement, prorated to the date of termination. All other obligations of Holdings under this Agreement shall cease as of the date of termination.

         (b) Termination Without Cause. Oltman's employment may be terminated without Cause ("Termination Without Cause") under any of the following circumstances:

                  (i) by the Simplicity Companies on not less than 60 days' written notice to Oltman specifying the date of termination;

                  (ii)     by reason of Oltman's death; and

                  (iii)    by reason of Oltman's Disability.

         For purposes of this Agreement, "Disability" means the inability of Oltman to perform his duties because of physical or mental disability, where such disability shall exist for an aggregate of more than six months in any 12-month period or for any period of four consecutive months.

         In the event of Termination Without Cause pursuant to Paragraph 6(b)(i) hereof, Holdings shall pay Oltman his Base Salary and Incentive Compensation as set forth in Section 4 hereof for the full term of this Agreement as set forth in Section 2 hereof, and Oltman shall be entitled to all benefits described in items a, b, c, and d of the Schedule of Benefits attached as Exhibit A to this Agreement for the full term of this Agreement as set forth in Section 2 hereof.

         In the event of Termination Without Cause pursuant to Paragraph 6(b)(ii) or (iii) hereof, Holdings shall pay Oltman, or his estate, his Base Salary and Incentive Compensation through the date of such termination and in respect of Termination Without Cause pursuant to Paragraph 6(b)(iii) hereof, Oltman shall be entitled to all benefits described in items a, b, c, and d of the Schedule of Benefits attached as Exhibit A to this Agreement for the full term of this Agreement as set forth in Section 2 hereof. All other obligations of Holdings under this Agreement shall cease as of the date of termination. In the event of Termination Without Cause there shall be no obligation for Oltman to seek other employment or otherwise mitigate such payments and in the event Oltman obtains other employment, Holdings shall continue to pay the amounts and benefits payable to Oltman under this Agreement.

         (c)      Voluntary Termination.

                  (i) Oltman shall be entitled to terminate his employment at any time ("Voluntary Termination") upon not less than 60 days' written notice specifying the date of termination. In the event of such Voluntary Termination, Holdings shall pay Oltman his Base Salary through the date of such termination. In addition, Oltman shall be entitled to receive his vested rights, if any, in all pension and retirement plan benefits. All other obligations of Holdings under this Agreement shall cease as of the date of termination.


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                  (ii)     Oltman shall also be entitled to terminate his
employment at any time for Cause on not less than 60 days' written notice to Holdings specifying the Cause and the date of termination. For the purposes of this Paragraph 6(c)(ii), "Cause" shall mean a material breach by Holdings of this Agreement that is not cured within 30 days after written notice thereof is given by Oltman to each member of the Board of Directors of Holdings. If Oltman terminates his employment for Cause under this Paragraph 6(c)(ii), Oltman shall have all of the rights and benefits to which he would have been entitled if employment were being terminated under Paragraph 6(b)(i). All other obligations of Holdings under this Agreement shall cease as of the date of termination. In the event that Holdings disputes Oltman's assertion that a material breach of this Agreement by Holdings has occurred, Holdings shall so advise Oltman within two weeks of receipt by it of the above-mentioned notice from Oltman and the matter shall be resolved in accordance with Section 20 of this Agreement.

         7.       Noncompetition.

         (a) During Term of Employment. During the term of his employment Oltman shall not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, consultant, or in any other capacity participate in, engage in, or have a financial or other interest in any business that is competitive with the Simplicity Companies or any of their subsidiaries or any successor or assign thereof. The ownership of an interest constituting not more than 1% of the outstanding debt or equity in a corporation the shares of which are traded on a recognized stock exchange or traded in the over-the-counter market, even though that corporation may be a competitor of the Simplicity Companies or any of their subsidiaries, shall not be deemed financial participation in a competitor.

         (b) Upon Termination of Employment. In the event Oltman's employment hereunder is terminated, Oltman shall not, without the written consent of Holdings during the greater of (i) the twelve-month period following the termination date and (ii) the balance of Oltman's term of employment described in Section 2 hereof directly or indirectly, individually or as an employee, agent, partner, shareholder, consultant, or in any other capacity, participate in, engage in, or have a financial interest or management position or other interest in any business operation or any enterprise if such operation or enterprise engages in the sewing pattern business or solicit any other person to engage in any of the foregoing activities. The ownership of an interest constituting not more than 1% of the outstanding debt or equity in a corporation the shares of which are traded on a recognized stock exchange or traded in the over-the-counter market, even though that corporation may be a competitor of the Simplicity Companies or any of their subsidiaries, shall not be deemed financial participation in a competitor.

         8. Confidentiality. In the course of his employment hereunder Oltman will have access to confidential information and records, data, specifications and other trade secrets of Pattern and its affiliates and subsidiaries including, without limitation, information relating to its customers, marketing arrangements, and sales plans ("Confidential Information"). During and after his employment, Oltman shall not directly or indirectly disclose Confidential Information to any person or use any Confidential Information, except as required in the course of such employment. All records, files, drawings, documents, models, equipment, and the like relating


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to the Simplicity Companies or any of their subsidiaries' business Oltman shall prepare or use or come into contact with, shall be and remain such company's sole property and shall not be removed from such company's premises without its written consent, except as required in the course of such employment.

         9. Specific Performance. In the event of any breach of any provision of this Agreement, including without limitation, Sections 7 and 8 hereof, the non-breaching party shall be entitled to seek a decree of specific performance thereof against the breaching party. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

         10. Sale, Consolidation or Merger. In the event of a sale, consolidation, or merger, the successor-in-interest to Holdings shall be deemed to have assumed all liabilities of Holdings under this Agreement, but this corporation shall not be released thereby from such liabilities.

         11. Waiver. The failure of any party to insist, in any one or more instances, upon performance of the terms, covenants, or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant, or condition.

         12. Withholding. Amounts paid to Oltman under this Agreement shall be subject to appropriate required withholding, if any.

         13. Notices. Any notice to be given hereunder shall be deemed sufficient if addressed in writing, and delivered by registered or certified mail or delivered personally, in the case of Holdings to its principal business office and in the case of Oltman, to his address appearing on the records of Holdings or to such other address as he may designate in writing to Holdings.

         14. Severability. In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

         15. Amendment. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

         16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

         17. Coverage. The provisions set forth in this Agreement with respect to the terms and conditions of Oltman's employment will not prevent Oltman from participating in any other employee compensation or benefit program adopted by any of the Simplicity Companies for their key employees solely because such programs are not specifically mentioned in this Agreement.


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         18.      Benefit. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against Holdings, its successors and assigns, and Oltman, his heirs, beneficiaries and legal representatives. It is agreed that the rights and obligations of Oltman may not be delegated or assigned except as specifically set forth in this Agreement.

         19. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to Oltman's employment by Holdings and supersedes any prior agreements between them, whether oral or written.

         20. Arbitration. If Oltman receives a notice from Holdings under Paragraph 6(c)(ii) hereof to the effect that it disagrees with an assertion by Oltman that a breach of this Agreement by Holdings has occurred, Holdings may elect to have the matter settled by arbitration in New York in accordance with the rules and regulations of the American Arbitration Association then in effect. If Oltman's position is upheld in such arbitration Holdings shall pay Oltman's costs of arbitration.

         IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the day, month and year first above written.

                                        SIMPLICITY HOLDINGS, INC.


                                        By:        /s/Frank J. Rizzo
                                           -------------------------------------
                                           Its:    Senior Vice President and CFO
                                               ---------------------------------

                                           /s/Louis S. Oltman
                                           -------------------------------------
                                           Louis S. Oltman


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                                    EXHIBIT A


                              SCHEDULE OF BENEFITS


         In accordance with Section 5 of the Agreement, Oltman shall receive those fringe benefits that are made available to other executives of Holdings including the following:

         a. Life insurance - Assuming that Oltman will make himself available for a physical examination and is insurable, Oltman will receive life insurance coverage in an amount commensurate with that provided executive officers of Holdings having similar status and Base Salary.

         b. Medical and dental insurance - Oltman and his dependents may participate in Holdings' group plan on a contributory basis.

         c. Oltman shall be entitled to participate in the Simplicity Retirement Savings Plan as of February 1, 1991.

         d. Long-term disability coverage through the Holdings' group plan.


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